As filed with Securities and Exchange Commission on April 30, 2024
Registration No. 333-273822
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT

NO. 333-273822
UNDER
THE SECURITIES ACT OF 1933
VAXXINITY

,

INC.
(Exact name of registrant as specified in its charter)
Delaware 86-2083865
(State or other jurisdiction of incorporation or organization) (I.R.S Employer Identification Number)
505 Odyssey Way
Merritt Island, Florida 32953
(Address, including zip code, and telephone number,

including area code, of registrant’s principal

executive offices)
Mei Mei Hu
Chief Executive Officer
Vaxxinity,

Inc.
500 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739
(Name, address, including zip code, and telephone number,

including area code, of agent for service)
Copies to:
Courtney M.W.

Tygesson
Amanda Weiss
110 N. Wacker

Dr.
Suite 4200
Chicago, Illinois 60606
(312) 881-6500
Sumita Ray, J.D.
Chief Legal, Compliance & Administrative Officer
Vaxxinity,

Inc.
500 Odyssey Way
Merritt Island, Florida 32953
(254) 244-5739
Approximate date

of commencement

of proposed

sale to

the public:

Not applicable.

The registrant

is filing
this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.
If the only securities being

registered on this Form are being offered pursuant

to dividend or interest reinvestment
plans, please check the following box: ☐
If any of the securities being

registered on this Form are

to be offered on a

delayed or continuous basis pursuant
to Rule 415 under the Securities Act

of 1933, other than securities offered only

in connection with dividend or interest
reinvestment plans, check the following box: ☐

If this Form is

filed to register

additional securities

for an offering

pursuant to

Rule 462(b) under the

Securities
Act, please check

the following

box and list

the Securities

Act registration statement

number of the

earlier effective
registration statement for the same offering. ☐
If

this

Form is

a

post-effective

amendment

filed

pursuant

to

Rule 462(c) under

the

Securities

Act,

check

the
following box and

list the Securities

Act registration statement

number of the

earlier effective

registration statement
for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon

filing with the Commission pursuant

to Rule 462(e) under the Securities

Act, check
the following box. ☐
If this Form

is a

post-effective

amendment to

a registration

statement filed

pursuant to

General Instruction

I.D.
filed to

register additional

securities or

additional classes

of securities

pursuant to

Rule 413(b) under

the Securities
Act, check the following box. ☐
Indicate by check

mark whether the

registrant is a

large accelerated

filer, an

accelerated filer,

a non-accelerated
filer, a

smaller reporting company,

or an emerging

growth company.

See the definitions

of “large accelerated

filer,”
“accelerated

filer,”

“smaller reporting

company”

and

“emerging

growth

company”

in

Rule 12b-2

of the

Exchange
Act.
Large accelerated filer
☐
Accelerated filer
☐
Non-accelerated filer
☒
Smaller reporting company
☒

Emerging growth company
☒
If an

emerging

growth

company,

indicate

by

check

mark if

the

registrant

has elected

not

to

use

the

extended
transition

period

for

complying

with

any

new

or

revised

financial

accounting

standards

provided

pursuant

to
Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF

SECURITIES
This Post-Effective Amendment No.

1 (this “
Post-Effective Amendment ”), relates to the Registration Statement on
Form S-3

(File No. 333-273822)

(the “
Registration Statement
”), filed by Vaxxinity

,

Inc., a Delaware corporation
(the “ Company
”), on August 9, 2023, with the Securities and

Exchange Commission (the “
SEC ”) to register the sale
from time to time

of up to $300,000,000 in

total of the following

securities: (i) the Company’s Class A common stock,
par value

$0.0001 per

share (the “
Class A

Common Stock
”);

(ii) the Company’s

preferred stock,

par value $0.0001
per share; (iii) debt securities; (iv)

warrants to purchase the Company’s

debt or equity securities or securities

of third
parties

or

other

rights;

(v)

subscription

rights

to

purchase

our

securities;

and

(vi)

units

consisting

of

one

or

more
warrants,

debt

securities, shares

of preferred

stock, shares

of Class

A Common

Stock

or

any combination

of such
securities (collectively, the “ Registered Securities
”). The Registration Statement

was declared effective on

August 18,
2023.
On April

19, 2024,

the Company announced

its intention

to voluntarily

delist its

Class A

Common Stock

from
the Nasdaq

Stock Market

LLC (“
Nasdaq
”) and

to deregister

its Class

A Common

Stock under

Section 12(b)

of the
Securities Exchange Act

of 1934, as

amended (the “
Exchange Act
”). On April 29,

2024, the Company

filed a Form
25

with

the

SEC

to

remove

its

Class

A

Common

Stock

from

listing

and

registration

on

Nasdaq.

Following

the
effectiveness of the Form 25, the Company intends

to file a Form 15 with

the SEC to suspend its reporting obligations
under the Exchange Act.
In connection with

the Company’s voluntary decision to

delist and deregister

its Class A

Common Stock, by

filing
this Post-Effective

Amendment, the

Company has

terminated

the offerings

of the

Registered Securities

pursuant to
the

Registration

Statement.

Accordingly,

the

Company

hereby

terminates

the

effectiveness

of

the

Registration
Statement and,

in accordance

with an

undertaking made

by the Company

in Part II

of the Registration

Statement to
remove

from

registration,

by

means

of

post-effective

amendment,

removes

from

registration

any

and

all

of

the
Registered

Securities

that

remain

unsold

under

the

Registration

Statement

as

of

the

date

hereof.

The

Registration
Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES
Pursuant

to

the

requirements

of

the

Securities

Act

of

1933,

as

amended,

the

Company

certifies

that

it

has
reasonable grounds

to believe

that it

meets all

of the

requirements

for filing

on Form S-3

and has

duly caused

this
Post-Effective

Amendment to

be signed

on its

behalf by

the undersigned,

thereunto duly

authorized, in

the City

of
Merritt Island, State of Florida,

on April 30, 2024.

VAXXINITY,

INC.
By: /s/ Mei Mei Hu
Mei Mei Hu
Chief Executive Officer

No other person is

required to sign this Post-Effective Amendment in

reliance upon Rule 478 under the Securities
Act of 1933, as amended.